Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) dated July 16, 2003 pertaining to the Global Stock Option Plan of Ispat International N.V. of our report dated February 14, 2003, with respect to the financial statements of Caribbean Ispat Limited included in the Annual Report (Form 20-F) of Ispat International N.V. for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young

/s/ Ernst & Young
Trinidad
July 15, 2003